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Exhibit 99.B.23(b)

                                 McMorgan Funds

                                     BY-LAWS

                                 AUGUST 23, 2004

         These By-Laws of McMorgan Funds (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated January 18, 2002, as from time to time amended, supplemented or restated (the "Trust Instrument").

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Whenever used herein the following terms shall have the following meanings:

                  (a) "1940 Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, all as adopted or amended from time to time;

                  (b) "Board of Trustees" or "Board" shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article III, Section 3.6 of the Trust Instrument, having the powers and duties set forth in Article IV of the Trust Instrument;

                  (c) "By-Laws" shall mean these by-laws of the Trust, as amended or restated from time to time in accordance with Article X hereof;

                  (d) "Interested Person" shall mean an interested person of the Trust, as defined in Section 2(a)(19) of the 1940 Act;

                  (e) "Investment Adviser" or "Adviser" shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in
         Article VI, Section 6.1 of the Trust Instrument;

                  (f) "Person" shall mean a natural person, partnership, limited partnership, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity;

                  (g) "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, all as adopted or amended from time to time;

                  (h) "Shares" shall mean the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided and may include fractional and whole shares;

                  (i) "Shareholder" shall mean a record owner of Outstanding Shares of the Trust;

                  (j) "Trust" shall refer to McMorgan Funds, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

                  (k) "Trustee" or "Trustees" shall refer to each signatory to the Trust Instrument as a trustee, so long as such signatory continues in office in accordance with the terms of the Trust Instrument, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the Trust Instrument. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons' capacity as a trustee or trustees hereunder and under the Trust Instrument;


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                  (l) "Trust Instrument" shall mean the Trust Instrument of the
         Trust, as amended or restated from time to time.

                                   ARTICLE II
                                PRINCIPAL OFFICE

                  The principal office of the Trust shall be located in such location as the Board may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Board may from time to time determine.

                                   ARTICLE III
                                    TRUSTEES

                  Section 3.1 Vacancies. Vacancies in the Board may be filled by not less than a majority vote of the Trustee(s) then in office, regardless of the number and even if less than a quorum, unless a special meeting of Shareholders is called for the purpose of filling such vacancies, in which case, such vacancies shall be filled in the same manner as an election of Trustees. A Trustee chosen to fill a vacancy shall hold office until such Trustee's successor is duly elected and qualified, unless prior thereto such Trustee for any reason ceases to serve as Trustee. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act and the rules thereunder. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

                  Section 3.2 Place of Meetings and Meetings by Telephone. All meetings of the Board may be held at any place within or outside the State of Delaware that is designated from time to time by the Board, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, or in the absence of the President, any vice president or other authorized officer of the Trust. In the absence of such a designation, regular meetings shall be held at the offices of the Trust. Any meeting, regular or special, may be held, with respect to one or more participating Trustees, by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

                  Section 3.3 Regular Meetings. Regular meetings of the Board shall be held at such time and place as shall from time to time be fixed by the Board, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, or in the absence of the President, any vice president or other authorized officer of the Trust. Regular meetings may be held without notice.

                  Section 3.4 Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by any Trustee, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, or in the absence of the President, any vice president or other authorized officer of the Trust.

                  Notice of the purpose, time and place of special meetings (or of the time and place for each regular meeting for which notice is given) shall be given personally, sent by first-class mail, courier, cablegram or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee's address as has been provided to the Trust for purposes of notice. In case the notice is mailed, it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held. In case the notice is given personally or is given by courier, cablegram, telegram, facsimile or electronic mail, it shall be deemed to be duly given if delivered at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the offices of the Trust.


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                  Section 3.5 Waiver of Notice. Whenever notice is required to be given to a Trustee under this Article, a written waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent to notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting. All such waivers shall be filed with the records of the Trust or made a part of the minutes of the meeting. Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except when the Trustee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 3.6 Adjournment. A majority of the Trustees present at a meeting of the Board, whether or not a quorum is present, may adjourn such meeting to another time and place. Any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days after the date of the original meeting, notice of the adjourned meeting shall be given to each Trustee.

                  Section 3.7 Quorum. One-third, but (except at such times as there is only one Trustee) no less than two, of the Trustees shall constitute a quorum at any meeting, except to adjourn as provided in
         Section 3.6 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Trust Instrument. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

                  Section 3.8 Compensation of Trustees. Trustees may receive from the Trust reasonable compensation for their services and reimbursement of reasonable expenses, as may be determined by the Board. This Section 3.8 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation and reimbursement of expenses for those services.

                  Section 3.9 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board at which he is present, or, in the absence of the Chairman, by another Trustee who is not an Interested Person. The Chairman shall coordinate the activities of the Independent Trustees, serve as spokesperson of the Independent Trustees, have the primary responsibility for communicating ideas, issues and recommendations to the Investment Adviser, perform such other functions ordinarily performed by chairmen of open-end investment companies, and have such other powers and functions as determined by the Board.

                                   ARTICLE IV
                                   COMMITTEES

                  Section 4.1 Committees of Trustees. The Board may, by majority vote, designate one or more committees of the Board, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board. The Board may, by majority vote, designate one or more Trustees as alternate members of any such committee who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided by the Board, shall have the authority of the Board, except with respect to:

                  (a) the approval of any action which under the Trust Instrument, these By-Laws or applicable law also requires Shareholder approval or requires approval by a majority of the entire Board or certain members of the Board;


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                  (b) the filling of vacancies on the Board or on any committee thereof; provided however, that such committee may nominate Trustees to fill such vacancies, subject to the Trust's compliance with the rules under the 1940 Act upon which the Trust relies that require that: (i) a majority of the Trustees not be Interested Persons ("disinterested Trustees"); (ii) Trustees that are disinterested Trustees be selected and nominated by disinterested Trustees then in office; and (iii) legal counsel, if any, of the disinterested Trustees be independent;

                  (c) the amendment, restatement or repeal of the Trust Instrument or these By-Laws or the adoption of a new Trust Instrument or new By-Laws;

                  (d) the amendment or repeal of any resolution of the Board; or

                  (e) the designation of any other committee of the Board or the members of such committee.

                  Section 4.2 Meetings and Action of Board Committees. Meetings and actions of any committee of the Board shall, to the extent applicable, be held and taken in the manner provided in Article IV of the Trust Instrument and this Article IV of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board or such committee, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may from time to time adopt other rules for the governance of any committee.

                  Section 4.3 Advisory Committees. The Board may appoint one or more advisory committees comprised of such number of individuals appointed by the Board who may meet at such time, place and upon such notice, if any, as determined by the Board. Such advisory committees shall have no power to require the Trust to take any specific action.

                                    ARTICLE V
                                    OFFICERS

                  Section 5.1 Officers. The officers of the Trust shall be those listed in this Article V, and such other officers as the Board may from time to time elect. It shall not be necessary for any Trustee or officer to be a holder of Shares in the Trust.

                  Section 5.2 Appointment of Officers. The officers of the Trust shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

                  Section 5.3 Election of Officers. Two or more offices may be held by a single person. Subject to the provisions of Section 5.4 hereof, the officers shall hold office until their successors are chosen and qualified and serve at the pleasure of the Board.

                  Section 5.4 Resignations. Any officer of the Trust may resign by filing a written resignation with the Chairman of the Board, the Secretary or the Board, which resignation shall take effect on being so filed or at such later time as may be therein specified.

                  Section 5.5 President. The President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust.

                  Section 5.6 Principal Executive Officer. The Principal Executive Officer shall take such actions as required to be taken by "principal executive officers" of open-end investment companies or persons performing similar functions under the Sarbanes-Oxley Act, the securities laws, and other laws applicable to open-end investment companies. The Principal Executive Officer shall perform such additional duties as the Board or the Chairman of the Board may from time to time designate.


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                  Section 5.7 Principal Accounting Officer. The Principal
         Accounting Officer shall take such actions as required to be taken by "principal accounting officers" of open-end investment companies or persons performing similar functions under the Sarbanes-Oxley Act, the securities laws, and other laws applicable to open-end investment companies. The Principal Accounting Officer shall perform such additional duties as the Board, the Chairman of the Board or the President may from time to time designate.

                  Section 5.8 Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Board may from time to time require.

                  Section 5.9. Chief Compliance Officer. The Chief Compliance Officer shall be the principal compliance officer of the Trust. He shall administer written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as defined in Rule 38a-1 under the 1940 Act) by the Trust, including policies and procedures that provide for the oversight of compliance by each investment adviser, principal underwriter, administrator, and transfer agent of the Trust.

                  Section 5.10 Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Board, the Chairman of the Board or the President may from time to time designate.

                  Section 5.11 Vice President. Any Vice President of the Trust shall perform such duties as the Board, the Chairman of the Board or the President may from time to time designate.

                  Section 5.12 Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Board, the Treasurer or Chief Financial Officer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

                  Section 5.13 Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Board or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior Assistant Secretary present and able to act may perform all the duties of the Secretary.

                  Section 5.14 Subordinate Officers. The Board from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board may determine.

                  Section 5.15 Surety Bonds. The Board may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act) in such sum and with such surety or sureties as the Board may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

                  Section 5.16 Removal. Any officer may be removed from office at any time by the Board. The Chief Compliance Officer may be removed from office at any time only by a majority of Trustees who are not Interested Persons.

                  Section 5.17 Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Board. The salary and other compensation of the Chief Compliance Officer shall be approved by a majority of Trustees who are not Interested Persons.


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                                   ARTICLE VI
                             SHAREHOLDERS' MEETINGS

                  Section 6.1 Place of Meeting. All meetings of the Shareholders shall be held at such places as the Board may designate.

                  Section 6.2 Call of Meetings. Meetings of Shareholders may be called at any time by the Board, the Chairman of the Board, the President, any vice president, the secretary, or any two Trustees of the Trust.

                  Section 6.3 Notice of Shareholder Meeting. Notices of any meetings of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen days before the date of the meeting nor more than seventy-five (75) days before the date of the meeting, to such address as may be registered with the Trust by the Shareholder. The notice shall specify the place, date, and hour of the meeting and, to the extent required by the 1940 Act, the purpose or purposes thereof. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who are intended to be presented for election.

                  Section 6.4 Adjourned Meeting; Notice. Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of Shares entitled to vote holding not less than a majority of the Shares present in person or by proxy at the meeting, or by the President, or in the absence of the President, the Treasurer, Secretary or any Vice President. Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders' meeting prior to adjournment.

                  When any Shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment, a new record date is fixed for the adjourned meeting, or unless the adjournment is for more than thirty (30) days after the date of the original meeting, in which case, notice shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 6.3 and 6.4 of this Article VI. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

                  Section 6.5 Waiver of Notice by Consent of Absent Shareholders. Attendance by a Shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that Shareholder, except when the Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Whenever notice of a Shareholders' meeting is required to be given to a Shareholder under the Trust Instrument or these By-Laws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or his or her attorney thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

                  Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting.

                  Section 6.6 Voting Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Board adopts by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of the Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden on proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.


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                  Section 6.7 Inspectors. Before any meeting of Shareholders, the President, or in the absence of the President, any vice president or other authorized officer of the Trust, may appoint any person other than nominees for office to act as inspector at the meeting or any adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the President, or in the absence of the President, any vice president or other authorized officer of the Trust, shall appoint a person to fill the vacancy. Such appointments may be made by such officers in person or by telephone.

                  The inspector shall:

                  (a) determine the number of Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

                  (b) receive votes or ballots;

                  (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (d) count and tabulate all votes;

                  (e) determine when the polls shall close;

                  (f) determine the result of voting; and

                  (g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                   ARTICLE VII
                          SHARES OF BENEFICIAL INTEREST

                  Section 7.1 Share Certificate. No certificates certifying the ownership of Shares shall be issued except as the Board may otherwise authorize. The Board may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Board authorize the issuance of Share certificates, such certificate shall be in the form prescribed from time to time by the Board and shall be signed by the President, or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.


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                  Section 7.2 Loss of Certificate. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Board may prescribe.

                  Section 7.3 Discontinuance of Issuance of Certificates. The Board may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust or cancellation. Such surrender and cancellation shall not affect the ownership of Shares of the Trust.

                                  ARTICLE VIII
                               INSPECTION OF BOOKS

                  The Board shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Board.

                                   ARTICLE IX
                                      SEAL

                  The seal of the Trust shall be circular in form bearing the inscription:

                                 "McMorgan Funds
                             THE STATE OF DELAWARE"

                  The form of the seal shall be subject to alteration by the Board and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

                  Any officer of Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Board, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

                                    ARTICLE X
                                   AMENDMENTS

                  These By-Laws may be amended from time to time by the Board.

                                   ARTICLE XI
                                    HEADINGS

                  Headings are placed in these By-Laws for convenience of reference only and, in case of any conflict, the text of these By-Laws rather than the headings shall control.